UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2005

OPTIONSXPRESS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32419	20-1444525
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 South LaSalle Street, Suite 220
Chicago, Illinois 60603
(Address of Principal executive offices, including Zip Code)

(312) 630-3300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Due to recent changes in applicable accounting rules, the Board of Directors of optionsXpress Holdings, Inc. (the “Company”) amended and restated the Company’s 2005 Employee Stock Purchase Plan (the “ESPP”), effective as of May 12, 2005.  Pursuant to the terms of the old ESPP, participants were permitted to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price equal to 100% of its fair market value (as defined in the ESPP) as measured at either the beginning or end of the applicable six-month offering period (the “look back”).  The ESPP, as amended and restated, (1) permits participants to purchase shares of the Company’s Common Stock at a price equal to 95% of its fair market value at the end of the applicable six-month offering period and (2) eliminates the six-month “look back” provision.

This description of the amended and restated ESPP is qualified in its entirety by reference to the amended and restated ESPP, which is attached hereto as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1	2005 Employee Stock Purchase Plan, as amended and restated, effective as of May 12, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIONSXPRESS HOLDINGS, INC.

/s/ David A. Fisher
Date:	May 12, 2005	Name: David A. Fisher
Title: Chief Financial Officer